UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
August 15, 2016 (August 9, 2016)

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On August 9, 2016, United States Steel Corporation (“U. S. Steel”) executed and delivered an underwriting agreement with J.P. Morgan Securities LLC and Goldman, Sachs & Co. on behalf of the several underwriters named in the underwriting agreement (“Underwriters”) relating to the issuance and sale of 18,900,000 shares of its common stock (the “Shares”) at a price to the public of $23.00 per share and granted the Underwriters an option to acquire up to an additional 2,835,000 shares (the “Additional Shares”) at the same price (the “Option”). On August 10, 2016, the Underwriters exercised the Option. A copy of the underwriting agreement is filed herewith as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the underwriting agreement is qualified in its entirety by reference to Exhibit 1.1.
On August 15, 2016, U. S. Steel issued and sold the Shares and the Additional Shares to the Underwriters as contemplated by the underwriting agreement. The Shares and the Additional Shares were sold pursuant to U. S. Steel’s effective shelf registration statement on Form S-3ASR (File No. 333-209914) filed on March 3, 2016 and the related Prospectus dated March 3, 2016, as supplemented by the Prospectus Supplement dated August 9, 2016 relating to the Shares and the Additional Shares. A copy of the opinion of counsel of U. S. Steel relating to the validity of the Shares and the Additional Shares is attached hereto as Exhibit 5.1.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
1.1. Underwriting Agreement for Common Stock dated August 9, 2016.
5.1. Opinion and consent of Arden T. Phillips, Esq. regarding the Shares and the Additional Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Colleen M. Darragh
Name: Colleen M. Darragh
Title: Vice President and Controller

Dated: August 15, 2016